Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Dynegy Holdings Inc.:
1.	Registration Statement (Form S-3 No. 333-66090),

2.	Registration Statement (Form S-3 No. 333-115148-01), and

3.	Registration Statement (Form S-3 No. 333-12987);
of our report dated February 26, 2009, with respect to the consolidated financial statements and schedule of Dynegy Holdings Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Houston, Texas
February 26, 2009